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                                  PRESS RELEASE

              CODED COMMUNICATIONS TO ACQUIRE NETCORE TECHNOLOGIES

         Carlsbad, California (September 9, 1998) - Coded Communications Corporation (OTC: CODD), a pioneer in wireless mobile data systems, today announced an agreement to acquire NetCore Technologies, Inc., an international leader in remote network management and desktop support services. Under the terms of the agreement, NetCore will exchange all of its assets, liabilities, technologies and licenses for shares of Coded common stock.

         Coded  Communications  develops,   manufactures  and  markets  wireless
digital receiving and processing equipment, and mobile network software and systems for use in mobile data communications and aerospace telemetry markets.

         NetCore Technologies, a privately held Boston-based corporation, provides comprehensive local and wide-area network management, Intranet and Internet, and desktop support services worldwide to multi-national corporations. In 1997, NetCore acquired AMP, Inc.'s network management technology and assets, the outgrowth of nearly five years of research and development investment by AMP's Global Interconnect Systems Business (GISB) division.

         The combined companies will be guided by Steve Stevenson, a founder and chairman of NetCore and president of Azia Core Ltd., who will serve as Coded's interim president and chief executive officer. "Today marks the beginning of a new era for Coded Communications," said Stevenson. "The potential for expanding and integrating Coded's extensive mobile networking experience and wireless products with NetCore's value-added applications and network management services is nearly limitless."

         Stevenson will work closely with Bryan Williams, president of NetCore Technologies, who will take on the responsibility of chief operating officer for Coded Communications, and John Supan, who becomes interim executive vice president, finance. Supan has over 25 years of consulting and financial management experience and was a partner with Ernst & Young L.L.P.

         The synergies between the two companies were echoed by Hugo Camou, Coded's chairman, chief executive officer and majority shareholder, and chief executive officer of ISA Investment Corporation. "I am delighted with the acquisition of NetCore," Camou said. "NetCore brings to Coded a solid executive team and proven experience in value-added network management services which complement Coded's strength in building value-added wireless products and mobile networks. This is a strategic move for Coded into the network services markets and provides an exciting opportunity for Coded to capture new service-related revenues."

         Coded has long been considered a niche market leader in wireless mobile data systems, used extensively by municipal fire, police and emergency medical agencies requiring integrated voice and data communications. Coded's industry leading products include mobile data and mobile computer


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terminals,   modems,  radio  controllers  and  message  gateways,  and  software solutions such as Computer Aided Dispatch, AVL/GPS mapping stations, and Automatic Field Reporting packages. In addition to being proven in the field, Coded's expertise has been used by NASA to ensure precision digital data communications for the Space Shuttle and Mars Pathfinder programs.

         NetCore Technologies' network and telecommunication management services are used worldwide by large and medium-sized multi-national enterprises with dispersed Local Area (LAN) and Wide Area (WAN) networks. NetCore's services are focused on reducing all resource costs associated with networking critical business applications. NetCore's services allow its customers to outsource all of their complex network management and desktop services worldwide. NetCore Technologies is a subsidiary of Azia Core Ltd., an international investment and consulting company.

                                      # # #

         Certain statements made in the Press Release are "forward-looking statements." Without limiting the generality of the foregoing, such information can be identified by the use of forward-looking terminology such as "anticipate," "will," "would," "expect," "intend," or "believes" or other variations thereon or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Some important factors that may cause actual results that differ materially from those in any forward-looking statements may include the availability of financing in the time frame required, market acceptance of Coded's products and technology, the Company's response to competitive pressures, and the Company's ability to attract and retain key technical, sales and management personnel. Coded disclaims any obligation or responsibility to update any such forward-looking statements to reflect any changes in events, conditions or circumstances or Coded's expectations with respect to the effect thereof on Coded's future operating results or financial condition.


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